SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): June 15, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On June 11, 2015, 93,000 shares of the Registrant's Series C Mandatorily Convertible Cumulative Perpetual Preferred Stock, no par value per share ("Series C Preferred Stock"), converted into 46,500,000 shares of the Registrant's common stock, $0.01 par value per share (the "Common Stock"). The Series C Preferred Stock was issued in connection with the previously announced private placement ("Private Placement") that the Registrant completed in March 2015 that resulted in gross proceeds of $90,000,000 and the cancellation of $3,000,000 in senior convertible debt. Pursuant to the terms of the Series C Preferred Stock, the Registrant's common shareholders voted on and approved the conversion of the Series C Preferred Stock into Common Stock at the Registrant's annual shareholder meeting on June 4, 2015.

On June 15, 2015, the Registrant issued a press release disclosing the conversion of the Series C Preferred Stock into Common Stock. This press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Press release dated June 15, 2015, announcing the Registrant's conversion of the Series C Preferred Stock into shares of Common Stock.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: June 16, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release dated June 15, 2015, announcing the Registrant's conversion of the Series C Preferred Stock into shares of Common Stock.